EXHIBIT 10.9

FIRST AMENDMENT TO

AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of October 19, 2020, by and between 13034 EXCELSIOR, LLC, a California limited liability company (“Seller”), and INVESCO ADVISERS, INC., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 23, 2020 (the “Agreement”) with respect to the real property located at 13034 Excelsior Drive, in the City of San Norwalk, County of Los Angeles, State of California. Except as otherwise expressly defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement.

WHEREAS, Seller and Buyer desire to modify the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, Seller and Buyer agree to the following:

1. Approval Notice. This Amendment shall serve as the “Approval Notice” required pursuant to Section 4.1.2 of the Agreement confirming that Buyer desires to consummate the purchase of the Property pursuant to the Agreement.

2. Precise Development Plan No. 128. Buyer needs to receive from the City and then review and approve or disapprove a copy of Precise Development Plan No. 128 relating to the Property (the “PDP”), and as of the date of this Amendment Buyer has not received a copy of the PDP but Buyer and Seller expect that Buyer will receive it soon. Therefore, notwithstanding any contrary provision in the Agreement, Buyer shall have until Friday, October 23, 2020, to approve or disapprove the PDP. Buyer may only approve the PDP by giving written notice to Seller and Escrow Holder of Buyers approval of the PDP by 5:00 P. M. Pacific Time on Friday, October 2,3 2020, and if Buyer does not do that then Buyer shall be deemed to have disapproved the PDP and this Agreement shall automatically terminate and the Deposit and any and all interest accrued thereon in Escrow will be returned to Buyer pursuant to the terms of this Agreement, and except for Buyers and Sellers obligations under the Agreement which survive termination of the Agreement, Buyer and Seller shall have no further rights or obligations to one another under this Agreement..

3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. Ratification. Except as expressly stated herein, the Agreement shall remain in full force and effect. If there is any conflict between the Agreement and the terms of this Amendment, the terms of the Amendment shall control.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same original. Furthermore, the undersigned agree that transmission of this Amendment by telecopy or via e-mail in a “PDF” format shall be deemed transmission of the original Amendment for all purposes.

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FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT – PAGE 1

13034 EXCELSIOR, NORWALK, CALIFORNIA

IN WITNESS WHEREOF, this Amendment has been executed by Seller and Buyer as of the date set forth above.

SELLER:

13034 EXCELSIOR, LLC,
a California limited liability company

By:	/s/ Gerald O. Yahr
Name: Gerald O. Yahr
Title: Authorized Signatory

Signature page to First Amendment

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT – EXHIBIT C

13034 EXCELSIOR, NORWALK, CALIFORNIA

BUYER:

INVESCO ADVISERS, INC., a Delaware corporation

By:	/s/ Jason W. Geer
Name: Jason W. Geer
Title: Assistant Vice President

Signature page to First Amendment

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT – EXHIBIT C

13034 EXCELSIOR, NORWALK, CALIFORNIA